UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 6, 2025

Date of Report (Date of earliest event reported)

SMC Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-56558
(Commission File Number)	(IRS Employer Identification No.)

9170 Glades Road, Suite 150, Boca Raton, Florida, 33434
(Address of principal executive offices)

(360) 820-5973
(Registrant’s telephone number, including area code)

____________________________________________
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SMCE	OTC

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing on the Acquisition Agreement with Bateau Asset Management Pty, Ltd

On January 7, 2025, SMC Entertainment, Inc., (the “Company”) closed on the Acquisition Agreement dated November 2, 2024 (the “Acquisition Agreement”) with Bateau Asset Management Pty, Ltd., an Australia company and the Bateau Shareholders (“Bateau”), and the Shareholders of Bateau to purchase 100% of the outstanding ordinary shares of Bateau (the “Bateau Equity”).

Bateau is a boutique investment manager founded in 2016 based in Australia with offices in Singapore. Bateau follows an absolute-return investment philosophy and a multi-manager approach to investing.

On January 7, 2025, per the terms of the Acquisition Agreement, the Company issued 14,000,000 shares of the Company’s Series C Preferred Stock to Bateau, and two convertible promissory notes in the principal amount of $1,000,000 (the “Notes”), carrying 5% interest. The Notes and the Series C Preferred Stock are both convertible into shares of the Company’s Common Stock at $1 per share.  One Note has a term of twelve months, while the other Note has a term of twenty-four months.

The foregoing description of the Acquisition Agreement in Item 2.01 is qualified by the terms of the full text of the Acquisition Agreement included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2024 and the terms thereof are incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

On January 7, 2025, as required by the Acquisition Agreement, upon the Closing, the Company issued to Bateau, a) 14,000,000 shares of the Company’s Series C Preferred Stock, which is convertible into shares of the Company’s Common Stock at $1 per share, and b) two convertible promissory notes, each in the principal amount of $1,000,000.  One Note has a term of twelve months, while the other Note has a term of twenty-four months and both bear interest at 5%. The Notes are convertible into shares of the Company’s Common Stock at $1 per share.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As set forth in Item 2.03 above, upon the Closing on January 7, 2025, as required by the Acquisition Agreement, the Company issued two Notes totaling $2,000,000, and 14,000,000 shares of Series C Preferred Stock to Bateau.

The foregoing descriptions of the Notes and Preferred Stock in Items 2.01, 2.03, and 3.02 are qualified by the terms of the full text of the Certificate of Designation for Series C Preferred Stock filed herein as Exhibit 10.1, and the Notes filed herein as Exhibit 10.2 (which replace those form Notes shown as attachments to the Acquisition Agreement previously dated November 2, 2024), and the terms thereof are incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS.

On January 6, 2025, Xuqiang (Adam) Yang resigned from his position as Chief Financial Officer.  His resignation was not due to any disagreement between Mr. Yang and the Company.  His departure was not related to the operations, policies or practices of the Company or any issues regarding accounting policies or practices.

ITEM 7.01 - REGULATION FD DISCLOSURE.

On January 8, 2025, the Company issued a press release announcing that the Company closed the Acquisition Agreement with Bateau Asset Management Pty, Ltd (“Bateau”) to purchase 100% of the outstanding ordinary shares of Bateau.

In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in Exhibit 99.1 hereto are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Item 9.01 Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Series C Preferred Stock Certificate of Designation dated November 6, 2024
10.2	Convertible Promissory Notes dated January 7, 2025.
99.1	Press Release dated January 8, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMC Entertainment, Inc.

By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer

Date:  January 8, 2025

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